UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 6, 2016

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 6, 2016, Resonant Inc. entered into a Share Purchase Agreement (the “Purchase Agreement”) with Dr. Victor Plessky, pursuant to which we acquired from Dr. Plessky all of the issued and outstanding capital stock of GVR Trade S.A., a company organized under the laws of Switzerland (“GVR”), for a purchase price consisting of $600,000 in cash (subject to adjustment as provided in the Purchase Agreement) and 125,000 shares of our common stock, par value $0.001 per share (the “Shares”).  GVR is now a wholly-owned direct subsidiary of Resonant.

GVR specializes in the consultation and design of Surface Acoustic Wave (SAW) and Bulk Acoustic Wave (BAW) devices, and currently markets FEMSAW, an advanced, finite element modelling tool for SAW resonators.  GVR collaborated with us in the development of an essential and specific component of Resonant’s Infinite Synthesized Network (ISN®) platform.

Immediately following the execution of the Purchase Agreement, GVR entered into agreements providing for the employment of Dr. Plessky as GVR’s Director of Engineering.  Dr. Plessky and his team have been instrumental in developing some of the most advanced techniques in advanced filter design.  Dr. Plessky co-founded GVR in 1996 and purchased 100% of the company in 2003.

The Purchase Agreement contains non-competition and non-solicitation provisions, pursuant to which Dr. Plessky agreed to certain post-closing restrictions on competitive business activities and the solicitation of our employees. Further, in connection with the Purchase Agreement, we entered into a software license agreement with Dr. Plessky authorizing him to use certain of our proprietary software for projects that we approve on a case-by-case basis.

The Purchase Agreement contains customary representations, warranties and covenants from the parties. Such representations, warranties and covenants were made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Purchase Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by investors in the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or any of their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 is incorporated herein by reference to the extent required.

Item 3.02                                           Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated herein by reference to the extent required.

The Shares were offered and sold to Victor Plessky, a resident of Switzerland, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S promulgated thereunder. We relied upon the safe harbor provision of Rule 903 of Regulation S which permits our offer and sale of securities outside of the United States to other than “U.S. persons” or for the account or benefit of “U.S. persons”, as that term is defined in Rule 902 of Regulation S.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

2.1                               Share Purchase Agreement, dated July 6, 2016, between the Registrant and Victor Plessky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2016	Resonant Inc.

	By:	/s/ John Philpott
John Philpott
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Share Purchase Agreement, dated July 6, 2016, between the Registrant and Victor Plessky.